UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

GREENPRO CAPITAL CORP.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

GREENPRO CAPITAL CORP.

B-23A-02, G-Vestor Tower,

Pavilion Embassy, 200 Jalan Ampang,

50450 W.P. Kuala Lumpur, Malaysia

(60) 3 8408-1788

NOTICE OF ACTION PURSUANT TO WRITTEN CONSENT

OF THE STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

July 9, 2026

Dear Stockholder:

We are furnishing this Notice and the accompanying Information Statement to the stockholders of Greenpro Capital Corp., a Nevada corporation (together with its subsidiaries, the “Company,” “we,” “us” or “our”), as of July 9, 2026 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”).

The purpose of this Notice is to inform stockholders that, with the approval of the board of directors of the Company (the “Board”), on June 18, 2026, stockholders holding a majority of the voting power of the then-outstanding shares of Voting Stock (as defined in the accompanying Information Statement) of the Company (the “Majority Stockholders”), by written consent (the “Written Consent”), approved an amendment to the Company’s Articles of Incorporation pursuant to Sections 78.2055, 78.385 and 78.390 of the NRS to effect a reverse stock split of the issued and outstanding shares of Common Stock at a ratio of one-for-ten (1-for-10), pursuant to which every ten (10) shares of issued and outstanding Common Stock will be combined into one (1) share of Common Stock (the “Reverse Stock Split”).

Because the Reverse Stock Split will decrease the number of issued and outstanding shares of Common Stock without correspondingly decreasing the number of authorized shares of Common Stock, stockholder approval was required pursuant to NRS 78.2055. The Reverse Stock Split will be effected by an amendment to the Company’s Articles of Incorporation in accordance with NRS 78.385 and 78.390. The approval required under NRS 78.2055 was obtained by the Written Consent of the Majority Stockholders, who held 60.97% of the voting power of the outstanding Voting Stock, which is sufficient under NRS 78.2055, Section 78.320 of the NRS, the Company’s Articles of Incorporation and the Company’s Bylaws.

As the Reverse Stock Split has been duly authorized and approved by the Majority Stockholders pursuant to the Written Consent, as further detailed in the accompanying Information Statement, your vote or consent is not requested or required to approve these actions. The accompanying Information Statement is provided solely for your information, pursuant to Section 14(c) of the Exchange Act.

This Notice and the accompanying Information Statement also serve as notice of the taking of corporate action without a meeting by less than unanimous written consent of our stockholders pursuant to Section 78.320 of the NRS.

You are urged to read the accompanying Information Statement in its entirety.

The accompanying Information Statement will be mailed on or about July 16, 2026, or as soon as practicable thereafter, to stockholders of record as of the Record Date. In accordance with Rule 14c-2 promulgated under the Exchange Act, the actions described herein will become effective no sooner than 20 calendar days after the mailing of the accompanying Information Statement.

We thank you for your continued support.

Very truly yours,

/s/ Lee Chong Kuang
Lee Chong Kuang
Chief Executive Officer

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT

You should assume that the information in this Information Statement or any supplement is accurate only as of the date on the front page of this Information Statement. Our business, financial condition, results of operations and prospects may have changed since that date and may change again.

GREENPRO CAPITAL CORP.

INFORMATION STATEMENT

July 9, 2026

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

We are furnishing this Information Statement to the stockholders of record of Greenpro Capital Corp. (together with its subsidiaries, the “Company,” “we,” “us” or “our”) in connection with a written consent in lieu of a special meeting, dated June 18, 2026 (the “Written Consent”), executed and delivered to the Company by the holders of approximately 60.97% of the voting power of the outstanding shares of Voting Stock (as defined below) as of the date of the Written Consent (the “Majority Stockholders”).

For purposes of this Information Statement,

■	“Voting Stock” means shares of our Common Stock; and

■	“Common Stock” means shares of our common stock, par value $0.0001.

The Written Consent was effected in accordance with the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation, and our Bylaws, which provide that any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, if a consent or consents setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Written Consent required the approval of the holders of a majority of the then outstanding shares of our Voting Stock, voting as a single class.

The accompanying Information Statement will be mailed on or about July 16, 2026, or as soon as practicable thereafter, to stockholders of record as of July 9, 2026 (the “Record Date”).

In accordance with Rule 14c-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Reverse Stock Split will become effective no sooner than 20 calendar days following the date on which we first mail this Information Statement to our stockholders.

On June 18, 2026, our board of directors (the “Board”) approved, and recommended that our stockholders approve, an amendment to our Articles of Incorporation pursuant to Sections 78.2055, 78.385 and 78.390 of the NRS to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of one-for-ten (1:10) (the “Reverse Split Ratio”), such that each ten (10) shares of Common Stock issued and outstanding immediately prior to the effective time of the Reverse Stock Split will be combined into one share of Common Stock (the “Reverse Stock Split”).

On the date of shareholder approval of the Written Consent, there were 18,062,072 shares of Voting Stock outstanding, consisting of 18,062,072 shares of our Common Stock.

In adopting the Written Consent, the Majority Stockholders approved and adopted the consummation of the Reverse Stock Split with a Reverse Split Ratio of one-for-ten (1:10) pursuant to Sections 78.2055, 78.385 and 78.390 of the NRS.

This Information Statement contains a summary of the material aspects of the actions relating to the Reverse Stock Split approved by the Board and the Majority Stockholders.

1

FORWARD-LOOKING STATEMENTS

Statements we make in this Information Statement may constitute “forward-looking statements” for purposes of the federal securities laws, including those relating to the Reverse Split Ratio, the Reverse Stock Split, the trading price of our Common Stock after the Reverse Stock Split, and the anticipated effect of the same on the Company and our stockholders.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements.

Although these statements are based upon reasonable assumptions, they are subject to risks and uncertainties that are described more fully herein and in our Annual Report on Form 10-K for the year ended December 31, 2025, in Part I, Item 1A, “Risk Factors”, as well as in our other filings with the Securities and Exchange Commission (the “SEC”). Accordingly, we can give no assurance that we will achieve the results anticipated or implied by our forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

2

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the Written Consent, there were 18,062,072 shares of Voting Stock outstanding, consisting of 18,062,072 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to our stockholders.

Accordingly, as of the date of the Written Consent, holders of Voting Stock were entitled to an aggregate of 18,062,072 votes, of which 60.97% of such voting power was held and voted by the Majority Stockholders.

Because the Reverse Stock Split will decrease the number of issued and outstanding shares of Common Stock without correspondingly decreasing the number of authorized shares of Common Stock, stockholder approval was required pursuant to NRS 78.2055. The Reverse Stock Split will be effected by an amendment to the Company’s Articles of Incorporation in accordance with NRS 78.385 and 78.390. The approval required under NRS 78.2055 was obtained by the Written Consent of the Majority Stockholders, who held 60.97% of the voting power of the outstanding Voting Stock, which is sufficient under NRS 78.2055, the Company’s Articles of Incorporation and the Company’s Bylaws.

Pursuant to Section 78.320 of the NRS and our Bylaws, any action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, if a consent or consents setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Accordingly, pursuant to the Written Consent, the Majority Stockholders have approved and adopted the consummation of the Reverse Stock Split with a Reverse Split Ratio of one-for-ten (1:10) pursuant to Sections 78.2055, 78.385 and 78.390 of the NRS.

Set forth below is information regarding the holdings and voting power of the Majority Stockholders as of the date of the Written Consent:

Stockholder Name	Shares of Common Stock Voted	% of Common Stock Voted	% Total Voting Power Voted
Lee Chong Kuang, Chief Executive Officer, President and Director	1,875,293	10.38%	10.38%
Loke, Che Chan Gilbert, Chief Financial Officer, Secretary, Treasurer and Director	1,387,084	7.68%	7.68%
BHL Ltd.	3,250,000	17.99%	17.99%
Renhari Limited	1,125,000	6.23%	6.23%
Joharne Limited	1,125,000	6.23%	6.23%
Crescent East Limited	1,125,000	6.23%	6.23%
Stratifi Global Limited	1,125,000	6.23%	6.23%
Totals	11,012,377	60.97%	60.97%

Such approval and consent by the Majority Stockholders constitutes the approval and consent of a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, as of the date of the Written Consent, and is sufficient under the NRS, the Articles of Incorporation, and the Bylaws to approve the Reverse Stock Split.

Accordingly, approval of the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning approval of the Reverse Stock Split in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

Your consent is not required and is not being solicited in connection with approval of the Reverse Stock Split by the Majority Stockholders. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations of the Exchange Act.

3

APPROVAL OF THE REVERSE STOCK SPLIT

General

On June 18, 2026, our Board approved the Reverse Stock Split. A form of Certificate of Amendment to the Articles of Incorporation to be filed with the Secretary of State of the State of Nevada is attached as Annex A to this Information Statement. On June 18, 2026, the Majority Stockholders executed the Written Consent which, among other things, approved and adopted the consummation of the Reverse Stock Split with a Reverse Split Ratio of one-for-ten (1:10) pursuant to Sections 78.2055, 78.385 and 78.390 of the NRS.

Reasons for the Reverse Stock Split

The Company is effecting the Reverse Stock Split primarily to increase the per share trading price of its Common Stock. In determining to proceed with the Reverse Stock Split, management considered, among other factors, the Company’s ongoing strategic initiatives, including its application for a digital banking license under the Malaysia Labuan Financial Services Authority framework. Management believes that a higher per share trading price may help address certain negative perceptions associated with low-priced securities. However, there can be no assurance that the Reverse Stock Split will result in a sustained increase in the trading price of the Common Stock or will have any favorable effect on the Company’s strategic initiatives, regulatory applications or relationships with third parties.

The Board also believes that the Reverse Stock Split may increase the market price of the Common Stock and may make the Common Stock more attractive to a broader range of investors, including institutional investors and other investors whose internal policies or practices discourage or prohibit investment in low-priced securities. The Board also believes that a higher per share trading price may improve the marketability and liquidity profile of the Common Stock.

There can be no assurance, however, that the Reverse Stock Split will result in a sustained increase in the market price of the Common Stock, that the market price of the Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of outstanding shares, that the Common Stock will trade above $5.00 per share following the Reverse Stock Split, or that the Reverse Stock Split will have any favorable effect on the Company’s pending or future business, regulatory, financing or strategic initiatives, including the Company’s digital banking license application.

Board Discretion to Implement the Reverse Stock Split

We believe that the Board’s authority to determine whether and when to implement the Reverse Stock Split, at any time after the Information Statement has been mailed or otherwise furnished to stockholders and the applicable 20-calendar-day period under Rule 14c-2 has expired, and on or before August 31, 2026, is in the best interests of the Company and our stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. If the Board chooses to implement the Reverse Stock Split, the Company will determine the corporate effective date and time for the filing of the Certificate of Amendment with the Nevada Secretary of State and will separately coordinate the Nasdaq market-effective date with Nasdaq. The Nasdaq market-effective date has not yet been determined and will be publicly disclosed in accordance with applicable SEC and Nasdaq requirements.

In determining whether and when to effect the Reverse Stock Split, the Board will consider a number of factors, including, without limitation:

●	our ability to maintain the listing of the Common Stock on The Nasdaq Capital Market (the “Nasdaq”);
●	the historical trading price and trading volume of the Common Stock;
●	the number of shares of Common Stock outstanding immediately before and after the Reverse Stock Split;
●	the then-prevailing trading price and trading volume of the Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of the Common Stock;
●	the anticipated impact of the Reverse Stock Split on our market capitalization; and
●	prevailing general market and economic conditions.

We believe that granting our Board the authority to determine whether and when to implement the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, the Company will make any required public disclosure regarding the corporate effective date and the Nasdaq market-effective date in accordance with applicable SEC and Nasdaq requirements.

Effect of the Reverse Stock Split

Because the number of authorized shares of Common Stock will not be reduced proportionately in connection with the Reverse Stock Split, the Reverse Stock Split will increase the number of authorized but unissued shares of Common Stock available for future issuance. The Company has no present plan to use the Reverse Stock Split as part of any anti-takeover plan.

If the Reverse Stock Split is effected, every holder of outstanding shares of Common Stock immediately prior to the corporate effective time of the Reverse Stock Split shall receive, subject to the treatment of fractional shares described herein, one (1) share of Common Stock in exchange for every ten (10) shares of Common Stock held by such holder.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our holders of Common Stock uniformly and will not change any such holder’s percentage of ownership interest in the Company, except for such changes as may result from the treatment of fractional shares as described in more detail below.

The Reverse Stock Split will not change the terms of the Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Potential Anti-Takeover Effect

This increase in shares of Common Stock available for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law or the requirements of an applicable stock exchange) in one or more transactions that could make a change in control or takeover of the Company and the removal of incumbent management more difficult.

For example, additional shares of Common Stock could be issued by the Company so as to dilute the stock ownership or voting power of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of stockholders. Such dilution will cause a party attempting a takeover to be required to buy more shares of Common Stock and to expend additional resources to accomplish a takeover. The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the Company, nor are we currently contemplating any such anti-takeover plan.

4

Authorized Shares of Common Stock

We are currently authorized under our Articles of Incorporation to issue up to a total of 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001.

While the Reverse Stock Split will decrease the number of outstanding shares of Common Stock, it will not change the number of authorized shares under our Articles of Incorporation. Consequently, the Reverse Stock Split will have the effect of increasing the number of shares of Common Stock available for issuance under our Articles of Incorporation.

We believe that the availability of additional authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares of Common Stock for a variety of general corporate purposes as our Board may determine to be desirable including, without limitation, raising capital, future financings, investment opportunities, acquisitions, or other distributions.

Our Board has not authorized the Company to take any action with respect to the additional shares that would be available for issuance as a result of the Reverse Stock Split, and the Company currently does not have any definitive plans, arrangements or understandings with respect to the issuance of the additional shares of Common Stock that would be available for issuance as a result of the Reverse Stock Split.

The issuance of additional shares of Common Stock available for issuance as a result of the Reverse Stock Split may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of Common Stock.

Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage of ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share.

No fractional shares shall be issued as a result of the Reverse Stock Split. Any fractional share that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Accordingly, stockholders who otherwise would be entitled to receive a fractional share will receive one whole share of Common Stock in lieu of such fractional share, without payment of any cash or other consideration.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name.

However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

5

Transfer Agent and Registrar

VStock Transfer, LLC is the registrar and transfer agent for our Common Stock, located at 18 Lafayette Place, Woodmere, New York 11598. The phone number for VStock Transfer, LLC is (212) 828-8436.

Accounting Treatment

The par value of the Common Stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally from its present amount, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced.

The per share Common Stock net income or loss and any other per share amount will be increased because there will be fewer shares of the Common Stock outstanding and we will adjust historical per share amounts set forth in our future financial statements. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations related to the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of Common Stock that hold Common Stock as a “capital asset” (generally property held for investment), but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below.

There can be no assurance that the IRS or a court will not take a contrary position with respect to the tax consequences of the Reverse Stock Split described below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address tax consequences applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

●	persons that are not U.S. Holders;
●	U.S. Holders who hold Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
●	banks, insurance companies or other financial institutions;
●	tax-exempt or governmental organizations;
●	dealers in securities or foreign currencies;
●	certain former citizens or long-term residents of the United States or persons whose functional currency is not the U.S. dollar;
●	real estate investment trusts or regulated investment companies;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	dealers or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
●	persons subject to the alternative minimum tax;
●	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;
●	persons that acquired or hold shares of Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
●	persons that hold Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and
●	persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Reverse Stock Split) five percent or more (by vote or value) of any classes of our stock.

6

U.S. Holder Defined

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of Common Stock that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (b) which has made a valid election under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner or the partnership, upon the activities of the partnership and upon certain determinations made at the partnership or partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) to consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

U.S. Federal Income Tax Treatment of the Reverse Stock Split

The Reverse Stock Split should be treated as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split. Because no fractional shares will be issued and any fractional share that would otherwise result from the Reverse Stock Split will be rounded up to the nearest whole share, stockholders will not receive cash in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in its post-Reverse Stock Split shares of Common Stock should equal the aggregate tax basis of its pre-Reverse Stock Split shares of Common Stock, and such U.S. Holder’s holding period in its post-Reverse Stock Split shares of Common Stock should include the holding period in its pre-Reverse Stock Split shares of Common Stock. A U.S. Holder that holds shares of Common Stock acquired on different dates and at different prices should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of Common Stock it holds after the Reverse Stock Split, including any shares received as a result of rounding up fractional shares.

Stockholders should consult their own tax advisors regarding the tax effects to them of the Reverse Stock Split, including the rounding up of fractional shares, based on their particular circumstances.

Information Reporting and Backup Withholding

Because no cash payments will be made in lieu of fractional shares, we do not expect information reporting or backup withholding to apply solely as a result of the Reverse Stock Split. Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. THE TAX CONSEQUENCES OF A REVERSE STOCK SPLIT MAY NOT BE THE SAME FOR ALL OF OUR STOCKHOLDERS. OUR STOCKHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF A REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each director, director nominee and named executive officer (and each associate thereof) who has served at any time since the beginning of the last fiscal year, and (iii) all directors and executive officers as a group, as of June 30, 2026, after giving effect to the issuance of 65,591 shares of Common Stock to Lee Chong Kuang, our Chief Executive Officer, on June 30, 2026. As of June 30, 2026, there were 18,127,663 shares of Common Stock issued and outstanding.

The amounts of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security.

It also includes shares that such person has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days or warrants that are immediately exercisable or exercisable within 60 days from the Record Date). Securities that can be acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

Except as otherwise noted, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors and director nominees or executive officers, as the case may be.

Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Greenpro Capital Corp., B-23A-02, G-Vestor Tower, Pavilion Embassy, 200 Jalan Ampang, 50450 W.P. Kuala Lumpur, Malaysia.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Executive Officers
Lee Chong Kuang (1) Chief Executive Officer, President and Director	1,940,884	10.71%
Loke, Che Chan Gilbert (2) Chief Financial Officer, Secretary, Treasurer and Director	1,387,084	7.65%
Sheth, Prabodh Kumar Kantilal H Non-Executive Director	-	-
Han, Mean Kwong Independent Director	-	-
Chuchottaworn, Srirat Independent Director	122,250	* %
Chew, Chee Wah Independent Director	3,632	* %
Yap, Pei Ling (1) Officer	165,915	* %
Chen, Yanhong Officer	2,640	* %
All directors and officers as a group (8 persons named above)	3,622,405	19.98%
Principal Stockholders
BHL Ltd. (3)	3,250,000	17.93%
Renhari Limited (4)	1,125,000	6.21%
Joharne Limited (5)	1,125,000	6.21%
Crescent East Limited (6)	1,125,000	6.21%
Stratifi Global Limited (7)	1,125,000	6.21%
All Principal Stockholders (5 entities named above)	7,750,000	42.75%

* Less than 1%

(1)	Mr. Lee, Chong Kuang and Ms. Yap, Pei Ling are husband and wife. Jointly they hold 2,106,799 shares of Common Stock.
(2)	Comprising 1,065,084 shares of Common Stock held directly by Mr. Loke, Che Chan Gilbert, 200,000 shares of Common Stock held by Mr. Loke’s son, Loke, Sebastian Mun Foo, and 122,000 shares of Common Stock held by Mr. Loke’s son, Loke, Mun Hang Conrad, respectively. Mr. Loke and his sons collectively hold 1,387,084 shares of Common Stock.
(3)	Mr. Muzahid Shah Bin Abdul Rahman is the sole director and 100% beneficial owner of BHL Ltd.
(4)	Mr. Chan Chong Ming is the sole director and 100% beneficial owner of Renhari Limited.
(5)	Mr. Tai Ching Yee is the sole director and 100% beneficial owner of Joharne Limited.
(6)	Ms. Lim Guek Sim is the sole director and 100% beneficial owner of Crescent East Limited.
(7)	Mr. Tan Wei Seong is the sole director and 100% beneficial owner of Stratifi Global Limited.

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INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Reverse Stock Split, except to the extent of their ownership of shares of the Common Stock and securities convertible or exercisable for Common Stock.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the NRS nor our Articles of Incorporation provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Reverse Stock Split.

OTHER MATTERS

Effective Dates

The actions will take effect no earlier than 20 calendar days following the date we first mail this Information Statement to our stockholders.

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered.

A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth below. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth below.

Greenpro Capital Corp.

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

(60) 3 8408-1788

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WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

THIS INFORMATION STATEMENT IS NOT A PROXY SOLICITATION AND NO PROXY IS BEING SOLICITED. THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE APPROVED ACTIONS DESCRIBED HEREIN OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS INFORMATION STATEMENT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Schedule 14C (Definitive Information Statement) to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board of Directors of

GREENPRO CAPITAL CORP.

/s/ Lee Chong Kuang

Lee Chong Kuang

Chief Executive Officer and Director

Dated: July 6, 2026

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ANNEX A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

GREENPRO CAPITAL CORP.

a Nevada corporation

(Pursuant to NRS 78.385 and 78.390)

Greenpro Capital Corp., a Nevada corporation (the “Corporation”), hereby certifies as follows:

1.	The name of the corporation is Greenpro Capital Corp.

2.	The Articles of Incorporation of the Corporation, as amended (the “Articles”), have been amended as follows:

Article 3 (Authorized Stock) of the Articles is hereby amended by inserting the following paragraph as the first paragraph of Article 3:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), every ten (10) shares of common stock, par value $0.0001, of the Corporation (the “Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically and without any further action on the part of the Corporation or any holder thereof be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001. No fractional shares shall be issued in connection with the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall issue such additional fraction of a share of Common Stock as is necessary to increase the fractional share to a whole share, such that the number of shares of Common Stock to be received by each holder shall be rounded up to the nearest whole share. The total number of shares of capital stock that the Corporation is authorized to issue shall not be changed by the Reverse Stock Split or this Certificate of Amendment and shall remain six hundred million (600,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock, par value $0.0001, and one hundred million (100,000,000) shares of preferred stock, par value $0.0001. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares represented by such certificate shall have been combined as a result of the Reverse Stock Split, subject to the rounding-up treatment of fractional share interests described above.”

3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required by law or by the Articles, voted in favor of the amendment is: Shares representing 60.97% of the outstanding voting power of the Corporation, including 60.97% of the outstanding voting power of the Common Stock, were voted in favor of the amendment.

4.	Effective date and time of filing: [_____], at 11:59 p.m. Pacific Time.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Articles of Incorporation to be executed by a duly authorized officer of the Corporation on this [___] day of [__________], 2026.

GREENPRO CAPITAL CORP.

By:
Name:	Lee Chong Kuang
Title:	Chief Executive Officer, President and Director

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